RESIGNATION AGREEMENT AND GENERAL RELEASE

This Resignation Agreement and General Release (the “Agreement” or the “Release”) is entered into by and between The Saint James Company, a North Carolina corporation (the “Company”), and Bruce M. Cosgrove (“Mr. Cosgrove”) as of the later of the dates on which the Company and Mr. Cosgrove have executed this Agreement.

I.
RECITALS

1.1 Mr. Cosgrove currently serves as the unpaid Chief Executive Officer and a director of the Company and previously provided certain unpaid consulting services to the Company.

1.2 Mr. Cosgrove has determined that he will resign as the Chief Executive Officer and a director of the Company effective September 18, 2008, and terminate all other relationships with the Company.

1.3 The Company previously entered into letter agreement with Libertas Partners LLC, pursuant to which it would act as financial advisor to the Company in connection with a financing and act as lead underwriter in a proposed public offering or lead manager in a proposed private placement of a combination of equity and debt (the “Libertas Agreement”).

1.4 The Company has been named as the designee of Samson Investment Company in respect of a proposed acquisition or business combination transaction with Neqtar Wines Pty Ltd (the “proposed Neqtar Transaction”).

1.5 In connection with the Libertas Agreement and the proposed Neqtar Transaction, the Company has determined to focus its management and board of directors on individuals with expertise in the wine industry.

1.6 The Company and Mr. Cosgrove are entering into this Agreement in connection with Mr. Cosgrove’s resignations, the Company’s change of corporate focus and to provide for the release of any claims related to Mr. Cosgrove’s employment, service with, with or resignation from the Company.

ACCORDINGLY, in consideration of the resignations by Mr. Cosgrove, the release by Mr. Cosgrove in favor of the Company and the payment by the Company in favor of Mr. Cosgrove (all as set forth in more particularity hereinbelow), these premises, and the other terms, conditions, and agreements herein, the Company and Mr. Cosgrove agree as follows:

II.
AGREEMENTS

2.1 Resignations. Mr. Cosgrove’s service as the Company’s Chief Executive Officer and as a director shall terminate on September 18, 2008 (the “Termination Date”).

2.2 Payment. The Company shall tender to Mr. Cosgrove a payment in the gross amount of $25,000; $10,000 of said amount payable promptly after the Company receives the original of this Agreement signed by Mr. Cosgrove and the revocation period referred to in Paragraph 2.15(c) of this Agreement expires; $10,000 payable 32 days after the Termination Date; the balance of $5,000 payable 64 days after the Termination Date. As Mr. Cosgrove has never been a compensated employee of the Company, this payment is not to be construed as employment compensation, bonus compensation, or in any manner compensation to Mr. Cosgrove in respect of his actions as the Company’s chief executive officer or resignation therefrom. Any and all taxes in respect of such payment shall be borne by Mr. Cosgrove in his status as an independent contractor. Mr. Cosgrove agrees to file the relevant tax returns timely for the 2008 calendar year and to include such payment in his gross, reportable income. Further, Mr. Cosgrove agrees to indemnify and fully hold the Company harmless in respect of any tax issues that may arise to its detriment in respect of such payment. Mr. Cosgrove understands and agrees that he would not receive the monies specified in this paragraph, except for his execution of this Agreement and fulfillment of the promises contained herein.

2.3 Release of Claims. Subject only to paragraph 2.4, Mr. Cosgrove, on his own behalf, and on behalf of Mr. Cosgrove’s successors and assigns, releases the Company and its officers, directors, stockholders, owners, partners, employees, agents and attorneys and their respective successors and assigns (the “Released Parties”) from all claims, demands, actions, grievances or other legal responsibilities of any kind that Mr. Cosgrove may have based on, or pertaining to Mr. Cosgrove’s employment with or termination by the Company. This Release includes, but is not limited to, any claims that Mr. Cosgrove may have under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act, as amended, which prohibits discrimination in employment based on race, color, sex, religion or national origin; the Americans with Disabilities Act; the Family and Medical Leave Act; any claim for back pay, overtime, or any other wage-related issue; or any claims for any other federal, state or local civil or human rights laws or regulations affecting employment rights or prohibiting employment discrimination. This Release also includes any claim for intentional or negligent infliction of emotional distress, wrongful discharge, violation of any public policy, statute, or common law obligation, breach of any implied or express contract between the Company and Mr. Cosgrove, or any policy of the Company, or any remedy (including any costs, fees, or other expenses) for any such claim or breach. Mr. Cosgrove understands that this Release covers claims Mr. Cosgrove knows about and claims about which he may have no or limited knowledge.

2.4 Claims Not Affected by Release. This Agreement does not release rights that cannot be released by private agreement, including but not limited to Mr. Cosgrove’s right to file a charge with the Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or similar state or local agencies in connection with any claim that Mr. Cosgrove believes he may have against the Company. However, by executing this Agreement, Mr. Cosgrove hereby waives the right to recover in any proceeding he may bring before the EEOC, the NLRB or any agency or in any proceeding brought by the EEOC, the NLRB or any agency on Mr. Cosgrove’s behalf. Finally, this Agreement does not waive any rights or claims that Mr. Cosgrove may have under the Age Discrimination in Employment Act which arise after the date Mr. Cosgrove signs this Agreement.

2.5 Agreement not to Sue/Warranty of Non-Assignment. Mr. Cosgrove covenants never to file a lawsuit, charge, or grievance against the Company or any of the Released Parties asserting any claims that are released in paragraph 2.3 above. Mr. Cosgrove warrants that he has not assigned to any other person or entity any of the claims that are the subject of paragraph 2.3 above.

2.6 The Company’s Property. On or before the Termination Date, Mr. Cosgrove shall return to the Company all physical property of any kind of the Company in his possession, including, without limitation, directories, documents, lists of any kind, rolodexes, files, and materials.

2.7 Trade Secrets and Confidential Information. From and after the Termination Date, Mr. Cosgrove shall not divulge to any other person, firm, corporation, or legal entity any “confidential information” pertaining to the Company. “Confidential Information” means information or materials related to the Company’s (or any affiliates) current or prospective business and affairs that (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from the disclosure or use thereof and (b) is the subject of efforts by the Company or its affiliates that are reasonable under the circumstances to maintain the secrecy of the information. Confidential Information includes, but is not limited to (1) financial and business information, both historic and prospective, (2) specific business concepts, including proposed business and financial structures and partner relationships and business strategies, and (3) any and all other information related to the business of the Company, both historic and prospective, whether technical or non-technical.

2.8 No Solicitation. For a period of twelve (12) calendar months following the Termination Date, Mr. Cosgrove shall not (a) directly or indirectly for his benefit or for the benefit of any other person, firm, or corporation, divert, take away, solicit, or attempt to divert, take away, or solicit any existing or prospective business opportunity of the Company or (b) disrupt, damage, impair, or interfere with the current or prospective business of the Company in any manner.

2.9 Derogatory Information. Following the Termination Date, Mr. Cosgrove shall not publish or disseminate information derogatory to the Company or its prospective business, senior executives, or directors, whether such information was acquired by Mr. Cosgrove prior or subsequent to the Termination Date.

2.10 Consequences of Mr. Cosgrove’s Breach of His Covenants. Mr. Cosgrove will pay for all costs incurred by any of the Released Parties, including reasonable attorneys’ fees, in defending against Mr. Cosgrove’s claim or in enforcing Mr. Cosgrove’s covenants.

2.11 Severability. Should any part of this Agreement be declared invalid, void, or unenforceable, all remaining parts shall remain in full force and effect and shall in no way be invalidated or affected.

2.12 Future Employment. Mr. Cosgrove waives any rights to future employment with the Company.

2.13 No Admission by Either Party. The parties mutually acknowledge that each is entering into this Agreement only for the reasons stated herein and, that by doing so, neither admits any liability to the other for any breach of any legal or contractual obligation to the other.

2.14 Governing Law. This Agreement and its enforceability shall be construed in accordance with the laws of the State of Arizona.

2.15 Mr. Cosgrove’s Rights to Seek Advice and to Review and Revoke this Agreement.

a. Review Period. Mr. Cosgrove has been given a period of forty-five days to consider whether to sign this Agreement. Mr. Cosgrove can use as much or little of this period as Mr. Cosgrove chooses. Mr. Cosgrove has freely elected to execute this Agreement on the date set forth below.

b. Attorney Advice. Mr. Cosgrove has been advised of the opportunity to consult with an attorney before execution of this Agreement.

c. Revocation Period. This Agreement may be revoked for a period of seven days after Mr. Cosgrove signs it. Revocation must be made by delivery of written notice of revocation to The Saint James Company, c/o Randolf W. Katz, 3161 Michelson Drive, Suite 1500, Irvine, California 92612. For the revocation to be effective, written notice must be received no later than the close of business on the seventh calendar day after Mr. Cosgrove signs this Agreement. If Mr. Cosgrove revokes this Agreement, it shall not be effective in any respect and the Company shall have no obligation to provide any of the payments described in this Agreement. If Mr. Cosgrove does not revoke this Agreement in accordance with this subparagraph c, it shall be enforceable and irrevocable except by mutual agreement of the parties hereto, executed in writing.

2.17 Entire Agreement/Modifications. All of the terms, provisions and conditions agreed on by the parties hereto with respect to the subject matter hereof are expressed in the Agreement, and, except as contained in the Agreement, there are no other future understandings between the parties, and all previous Agreements or understandings are of no further force or effect. No promise by any employee, officer, partner, attorney, or agent of any party that is not expressly contained in the Agreement shall be binding or valid on that party. Any modifications, alterations or amendments to the Agreement shall be void and of no force or effect unless in writing and signed by all parties hereto.

MR. COSGROVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT, AND IS VOLUNTARILY ENTERING INTO IT WITH THE INTENTION OF RELINQUISHING ALL CLAIMS AND RIGHTS OTHER THAN THOSE SET FORTH HEREIN.

THE SAINT JAMES COMPANY By: /s/ Wayne Gronquist Wayne Gronquist Director and authorized signatory Dated: September 18, 2008	/s/ Bruce M. Cosgrove BRUCE M. COSGROVE Dated: September 18, 2008